                                                                   Exhibit 10.13


                      L E A S E      A G R E E M E N T









BY AND BETWEEN:




MAURICE M. WEILL, TRUSTEE UNDER
INDENTURE DATED DECEMBER 6, 1984,

                                    "Landlord"



         -and-



PHOENIX COLOR CORP.,
a Delaware corporation,

                                    "Tenant"





PREMISES:   40 GREEN POND ROAD
            ROCKAWAY, NEW JERSEY



PREPARED BY:  ROBERT K. BROWN, ESQ.



DATED:



March 20, 1998

                                TABLE OF CONTENTS


1.       LEASED PREMISES..........................................................................................1

2.       TERM OF LEASE............................................................................................2

3.       RENT.....................................................................................................2

4.       CONDITION OF LEASED PREMISES.............................................................................3

5.       USE......................................................................................................4

6.       REPAIRS AND MAINTENANCE..................................................................................4

7.       UTILITIES................................................................................................6

8.       TAXES....................................................................................................6

9.       INSURANCE................................................................................................8

10.      SIGNS...................................................................................................10

11.      FIXTURES................................................................................................10

12.      GLASS...................................................................................................11

13.      ASSIGNMENT AND SUBLETTING...............................................................................11

14.      FIRE AND CASUALTY.......................................................................................12

15.      COMPLIANCE WITH LAWS, RULES AND REGULATIONS.............................................................15

16.      INSPECTION BY LANDLORD..................................................................................19

17.      DEFAULT BY TENANT.......................................................................................20

18.      LIABILITY OF TENANT FOR DEFICIENCY......................................................................23

19.      NOTICES.................................................................................................23

20.      NON-WAIVER..............................................................................................24

21.      RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS....................................................24

22.      LIMITED LIABILITY OF LANDLORD...........................................................................25

23.      WARRANTY OF TITLE.......................................................................................26

24.      RESERVATION OF EASEMENT.................................................................................26

25.      AIR, GROUND AND WATER POLLUTION.........................................................................26

26.      STATEMENT OF ACCEPTANCE.................................................................................27

27.      FORCE MAJEURE...........................................................................................27

28.      STATEMENTS BY LANDLORD AND TENANT.......................................................................27

29.      CONDEMNATION............................................................................................28

30.      QUIET ENJOYMENT.........................................................................................29

31.      SURRENDER OF LEASED PREMISES............................................................................30

32.      INDEMNITY...............................................................................................30

33.      SHORT FORM LEASE........................................................................................31

34.      LEASE CONSTRUCTION......................................................................................31




35.      BIND AND INURE CLAUSE...................................................................................31

36.      DEFINITIONS.............................................................................................32

37.      NET RENT................................................................................................32

38.      DEFINITION OF TERM OF "LANDLORD"........................................................................32

39.      COVENANTS OF FURTHER ASSURANCES.........................................................................33

40.      LANDLORD'S REMEDIES.....................................................................................33

41.      COVENANT AGAINST LIENS..................................................................................34

42.      BROKERAGE...............................................................................................34

43.      SUBORDINATION OF LEASE..................................................................................35

44.      LIMIT OF LANDLORD'S LIABILITY...........................................................................35

45.      LOSS OF OPTION RIGHTS...................................................................................36

46.      SECURITY................................................................................................36

47.      SURVIVAL OF OBLIGATION..................................................................................37

48.      OPTION TO RENEW.........................................................................................37

49.      EXECUTION AND DELIVERY..................................................................................39

50.      NOTIFICATION OF LANDLORD'S INTENT TO SELL...............................................................39



                                LIST OF SCHEDULES

                  Schedule "A"  -   Metes and Bounds Description

                  Schedule "B"  -   Landscaping Services

                  Schedule "C"  -   Title Exceptions

                  Schedule "D"  -   Subordination, Non-Disturbance
                                      & Attornment Agreement

                  THIS AGREEMENT, made the day of , 1998, by and between MAURICE
M. WEILL, TRUSTEE UNDER INDENTURE DATED DECEMBER 6, 1984, having an office at 51 Commerce Street, Springfield, New Jersey 07081, hereinafter called the "Landlord"; and PHOENIX COLOR CORP., a Delaware corporation, about to have an office at 40 Green Pond Road, Rockaway, New Jersey 07866, hereinafter called the "Tenant".

                              W I T N E S S E T H :

                  WHEREAS, the Landlord owns certain lands and premises in the Township of Rockaway, County of Morris and State of New Jersey, which said lands and premises are located at 40 Green Pond Road, and are more particularly referred to and described by metes and bounds on Schedule "A" annexed hereto and made a part hereof (the "Property"); and

                  WHEREAS, the Landlord has erected an industrial type building, containing approximately 84,000 square feet (hereinafter called the "Building"), on the Property (which Building and Property are hereinafter called the "Leased Premises"), all in accordance with the terms and conditions hereinafter mentioned and the considerations herein expressed,

                  NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for the rents reserved, the mutual considerations herein and the parties mutually intending to be legally bound hereby, the Landlord does demise, lease and let unto the Tenant and the Tenant does rent and take from the Landlord the Leased Premises as described in Paragraph #1, and the Landlord and Tenant do hereby mutually covenant and agree as follows:

                  1.       LEASED PREMISES

                           The Leased Premises shall consist of the Building
containing approximately 84,000 square feet, based on outside dimensions, as said Building is located on and together with the Property and all improvements thereon, and together with all easements, improvements, tenements, appurtenances, hereditaments, fixtures and rights and privileges appurtenant thereto.

                  2.       TERM OF LEASE

                           2.1 The Landlord leases unto the Tenant and the
Tenant hires the Leased Premises for the term of ten (10) years, to commence on the Commencement Date, as hereinafter defined, subject to the provisions of
Article 2.2 hereof.

                           2.2 Subject to the terms and conditions of this
lease, the lease term of ten (10) years shall commence on the first day of the next succeeding month following delivery of possession of the Leased Premises to the Tenant in accordance with Article 4 hereof (hereinafter called the "Commencement Date") and shall continue for a term of ten (10) years thereafter. The Tenant shall, however, pay to the Landlord a sum equal to the pro rata share of one (1) month's Base Rent for that portion of the month between the date of delivery of the Leased Premises to the Tenant and the Commencement Date. During any such period of partial monthly occupancy, if any, all other terms and conditions of this lease shall be applicable to the occupancy of the Leased Premises by the Tenant.

                  3.       RENT

                           3.1 The Tenant covenants and agrees to pay the rent
("Base Rent") as follows:

                                    (a) During the first (1st) through fifth
(5th) years of the lease term, Tenant shall pay Base Rent in the amount of FOUR HUNDRED SEVENTY THOUSAND FOUR HUNDRED AND 00/100 ($470,400.00) DOLLARS per annum, payable in equal installments in the sum of THIRTY NINE THOUSAND TWO HUNDRED AND 00/100 ($39,200.00) DOLLARS per month.

                                    (b)     During the sixth (6th) through tenth
(10th) years of the lease term, Tenant shall pay Base Rent in the amount of FIVE HUNDRED SEVENTEEN THOUSAND FOUR HUNDRED FORTY AND 00/100 ($517,440.00) DOLLARS per annum, payable in equal installments in the sum of FORTY THREE THOUSAND ONE HUNDRED TWENTY AND 00/100 ($43,120.00) DOLLARS per month.

                                    (c) The foregoing installments of Base Rent
shall be paid promptly, in advance, on the first day of each and every month during the term of this lease, without demand and without offset or deduction, together with such additional rent and other charges required to be paid by Tenant as are hereinafter set forth.

                           3.2 Any installment of Base Rent or additional rent
(herein collectively referred to as "Rent") accruing hereunder, and any other sum payable hereunder by Tenant to Landlord which is not paid prior to the fifth
(5th) business day of any lease month, shall bear a late charge of five (5%) per cent of such Base Rent or additional rent, to be paid therewith, and the failure to pay such charge shall be a default. Such late charge shall be deemed to be additional rent hereunder. It is expressly understood and agreed that the foregoing late charge is not a penalty, but agreed upon compensation to the Landlord for administrative costs incurred by Landlord in connection with any such late payment. In addition, any payment of Base Rent or additional rent, which is not paid within thirty (30) days of the date upon which it is due shall require the payment of interest at the rate of one and one-half (1 1/2%) percent per month, calculated from the date that such payment was due through the date that any such payment is actually made.

                           3.3 Receipt and acceptance by Landlord of any Base
Rent, additional rent and any other charge with knowledge of Tenant's default in any covenant or condition of this lease shall not be deemed a waiver of such default, except to the extent that such payment cures such default.

                           3.4 Simultaneously with the execution hereof, the
Tenant has delivered to the Landlord the first monthly installment of Base Rent payable hereunder, together with the security deposit referred to herein.

                  4.       CONDITION OF LEASED PREMISES

                           Anything herein contained to the contrary
notwithstanding, it is expressly understood and agreed that the Tenant shall take the Leased Premises and improvements as of the

Commencement Date of the within lease in an "as is", broom clean condition, except that the Landlord (a) warrants that effective as of the Commencement Date of the lease all building systems, fixtures and equipment shall be in good repair and operating condition, and (b) Landlord shall remove the existing sheet rock demising wall located within the Leased Premises. Landlord shall deliver the Leased Premises to the Tenant together with a continuing use certificate of occupancy which shall permit the use and occupancy of the Leased Premises by the Tenant.

                  5.       USE

                           The Tenant covenants and agrees to use and occupy
the Leased Premises for offices, warehousing, printing, publishing and mailing services only, which use by Tenant, however, is and shall be expressly subject to all applicable zoning ordinances, rules and regulations of any governmental boards or bureaus having jurisdiction thereof.

                  6.       REPAIRS AND MAINTENANCE

                           6.1 The Landlord shall, with due diligence, at its
own cost and expense, make all structural repairs and repairs to the exterior bearing walls and foundation of the Building, and Landlord shall be responsible for any required replacement of the roof of the Building, provided that any damage to the foregoing is not caused by the negligence of the Tenant, its servants, employees, agents or invitees, in which case such damage shall be repaired by the Landlord at the Tenant's sole cost and expense. Notwithstanding the above, Tenant shall be responsible for the maintenance and repair of the roof of the Building, and for the maintenance, repair and replacement, as necessary, of the roof leaders, drains, metal gravel stops and flashings, all at Tenant's sole cost and expense.

                           6.2 The Tenant shall, except as provided in Article
6.1 above, take good care of the Leased Premises and, at its cost and expense, maintain, repair and replace, as necessary, the interior and exterior of the Building, including, but not limited to the floor, loading dock, windows and doors, the air-conditioning and heating plant, the plumbing, pipes and fixtures belonging thereto; and shall replace all mechanical systems and working parts used in connection with the air-conditioning, electrical, heating and plumbing plants, fixtures and systems, including ballasts and fluorescent fixtures; and shall keep the water and sewer pipes and connections free from ice and other obstructions, and shall generally maintain and repair the interior and exterior of the Building and shall, at the end of the expiration of the term, deliver up the Leased Premises in good order and condition, damages by the elements, ordinary wear and tear excepted. Tenant shall enter into a maintenance contract in connection with the maintenance and repair of the heating, ventilating and air-conditioning system serving the Building. Said contract shall be with a reputable, recognized contractor who is reasonably acceptable to Landlord, and said contract shall provide for inspection and service every two (2) months during the term of this lease. Tenant shall promptly forward a copy of such contract, and all inspection reports thereafter received by Tenant, promptly upon Tenant receipt of same. Notwithstanding anything here and above contained to the contrary, Landlord hereby agrees that it shall warranty the operation of the HVAC system serving the Leased Premises (which shall function in accordance with its specifications) for a period of one (1) year following the commencement date hereunder. The Tenant covenants and agrees that it shall not cause or permit any waste (other than reasonable wear and tear), damage or disfigurement to the Leased Premises, or any overloading of the floors of the Building greater than 300 pounds per square foot, live load.

                           6.3 The Tenant shall maintain, repair and replace, as
necessary, the lawns, shrubbery, driveways and parking areas of the entire Property described on Schedule "A", at Tenant's sole cost and expense. Tenant may enter into a maintenance and service contract with a landscaper who is reasonably acceptable to the

Landlord, providing for the services set forth on Schedule "B" annexed hereto; Tenant shall enter into such maintenance and service contract in the event that Landlord is dissatisfied with the performance of landscaping and exterior maintenance by the Tenant. In addition, the Tenant shall keep the walks and parking area adjacent to the Building free and clear of ice, snow and debris. At Tenant's request, Landlord will provide any of the foregoing services to the Tenant, at Tenant's sole cost and expense, together with an additional ten (10%) percent of any direct, out-of-pocket cost for Landlord's overhead and profit. Any such services will be billed to Tenant on a monthly basis, after the services have been provided, it being understood that Tenant shall reimburse Landlord for one hundred ten (110%) percent of Landlord's direct, out-of-pocket cost of such services, as additional rent, within fifteen (15) days following receipt by Tenant of Landlord's invoice therefor.

                  7.       UTILITIES

                           The Tenant shall, at its own cost and expense, pay
all utility meter and service charges applicable to the Leased Premises, including gas, sewer, electric, water and pro rata standby sprinkler charges, if any, janitorial and garbage disposal service.

                  8.       TAXES

                           8.1 The Leased Premises are presently taxed as a
separate, stand-alone tax parcel, and are assessed as a completed structure subject to neither temporary nor "startup" abatement of tax nor to omitted or concessions in assessment. All real estate taxes which are due and payable prior to the Commencement Date shall have been paid, and Tenant shall have no responsibility for any tax, assessment for local improvements, or any other obligation to any governmental authority which is applicable in any fashion to the period prior to the Commencement Date of this lease. The Tenant shall, during the term of the lease, promptly pay monthly, as additional rent, together with the Base Rent to be paid pursuant to Article 3, one-twelfth (1/12th) of all real estate and personal property taxes assessed against the Leased Premises for land, Building and improvements, including such added assessment which may be levied against the Leased Premises any period after the Commencement Date in the year 1998, et seq., by the applicable governmental taxing authority, said obligation to be prorated as of the Commencement Date and as of the date of expiration hereunder as applicable. In addition to the obligation to pay all real estate taxes as hereinabove set forth, the Tenant shall, during the term of this lease, pay at its cost and expense the full cost of any levy for the installation of local improvements affecting the Leased Premises as may be assessed by any governmental boards or bureaus having jurisdiction thereof. Any assessment or impositions for capital or public improvements which may be payable by law at the option of the taxpayer in installments, may be so paid by the Tenant in installments, together with any required interest. The real estate tax obligation of the Tenant hereinabove set forth shall include any tax or imposition which may be levied by any governmental authority, agency or subdivision thereof having jurisdiction applicable to parking lot usage. Landlord represents that all parking areas located on the Property are incidental parking for the convenience of Tenant only and that Landlord has not authorized any third party to park on the Leased Premises or to use any portion of the Leased Premises as a parking lot. The Landlord shall furnish to Tenant annually during the month of July a copy of the annual real estate tax bill applicable to the Leased Premises. In the event of any change in tax rate which shall require an adjustment of increase or decrease in Tenant's annual tax obligation, such difference shall be adjusted by Landlord and Tenant annually during the month of August of each lease year, or as soon thereafter as is reasonably practicable.

                           8.2 If at any time during the term of this lease the
method or scope of real property taxation prevailing at the commencement of the lease term shall be altered, modified or enlarged so as to cause the method of real property taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there shall be substituted, in whole or in part, a capital levy or other imposition based on the value of the Building and the Property, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Leased Premises, then and in such event, such substituted tax or imposition on the Leased Premises shall be payable and discharged by the Tenant in the manner required pursuant to such law promulgated which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within lease.

                           8.3 Nothing in this lease contained shall require the
Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of the Landlord, or Federal Income Tax, State Income Tax, or excess profits or revenue tax, unless such taxes are in substitution for real property taxes as a result of such change in the manner and scope of taxation as hereinbefore provided in Article 8.2.

                           8.4 The Tenant shall have the right, during the term
of this lease, to contest any assessment of real estate taxes affecting the Building and Property, the Landlord hereby agrees that it shall cooperate with Tenant in connection with any such contest. The Tenant shall be entitled to any refund or rebate of real estate taxes in connection with any such tax appeal, after deducting the cost and expense of effectuating any such refund or rebate, provided the Tenant shall have paid any portion of the taxes being refunded or rebated.

                  9.       INSURANCE

                           9.1 The Tenant shall obtain for the benefit of the
Landlord, wherein the Landlord shall be the named insured and loss payee, fire insurance with full extended coverage, including flood insurance if required by Landlord, insuring the Property, in an amount and value equivalent to the full replacement value of all of the insurable improvements on the Property, without any deductible clause, which policy of insurance shall include broad form boiler and machinery coverage (inclusive of air-conditioning system, if any), together with insurance coverage against sprinkler damage to the Building and its improvements. Said insurance, in any event, shall not be less than the amount of any first mortgage which may be placed on the Property by the Landlord and shall be in such form as any such bona fide mortgagee may reasonably require. The insurance shall be written by a good and solvent insurance company which is licensed to do business in the State of New Jersey and which is reasonably satisfactory to the Landlord. The Landlord shall have the right from time to time to require Tenant to determine the full replacement value as may be required to comply with full replacement insurance requirements. The insurance to be obtained by Tenant shall include casualty rent insurance payable to and insuring the interest of the Landlord as to the value of the rental obligation hereunder to the extent of one (1) year's gross rental value, (inclusive of real estate taxes and applicable insurance premiums), and shall be obtained at Tenant's sole cost and expense.

                           9.2 The Tenant covenants and agrees that it will, at
its sole cost and expense, carry liability insurance covering the Leased Premises in the minimum amount of THREE MILLION ($3,000,000.00) DOLLARS. Said policy shall be a single limit policy. Notwithstanding the above, the aforementioned liability insurance coverage may be provided by Tenant by way of a blanket policy, so long as the foregoing coverage is applicable to the Leased Premises. The Tenant further covenants and agrees that it will add as a party insured by such policy the interest of the Landlord and will furnish Landlord with a certificate of said liability insurance prior to the commencement of the term of this lease. The Tenant agrees that such insurance coverage will be maintained in full force and effect during the term of the lease.

                           9.3 Tenant hereby agrees to reimburse Landlord for

Tenant's pro rata share of the cost of excess liability coverage in the amount of up to SIXTY MILLION ($60,000,000.00) DOLLARS, pursuant to an "umbrella policy" to be obtained by Landlord, with respect to any premium or portion thereof applicable solely to the Leased Premises.

                           9.4 The Landlord and Tenant mutually waive all right
of recovery against each other, their agents, servants or employees, for any loss, damage or injury of any nature whatsoever to property or person for which either party is insured. Each party shall obtain from its insurance carrier waivers of subrogation rights under their respective policies which shall be included within the terms of the policies and will furnish evidence of such waiver upon request.

                  10.      SIGNS

                           The Tenant shall have the right and privilege of
erecting on and at the Leased Premises only such signs as are required by Tenant for the purpose of identifying the Tenant, subject to the prior written approval thereof by Landlord, which approval shall not be unreasonably withheld. The said signs shall comply with the applicable rules and regulations of the applicable governmental boards and bureaus having jurisdiction thereof. The erection of such signs shall not cause any structural damage to the Building. It is expressly understood and agreed that no party shall erect roof signs on the Building or elsewhere on the Property. Landlord shall be entitled to place "for sale" or "for lease" signs on the Property during the last year of the lease term.

                  11.      FIXTURES

                           11.1 "Tenant's Equipment" shall include trade
fixtures, machinery, apparatus, furniture, furnishings and other equipment, and all temporary or auxiliary structures placed by Tenant on or about the Leased Premises or any part thereof. The Tenant is given the right and privilege of installing and removing Tenant's Equipment in and from the Leased Premises during the term of the lease. However, if the Tenant is in default and moves out, or is dispossessed, and fails to remove any of Tenant's Equipment within twenty (20) days following any dispossess or removal, then and in that event, the said Tenant's Equipment shall be deemed at the option of the Landlord to be abandoned; or in lieu thereof, at the Landlord's option, the Landlord may remove such Tenant's Equipment and charge the reasonable cost and expense of removal, storage and disposal to the Tenant.

                           11.2 Anything to the contrary contained herein
notwithstanding, it is expressly understood and agreed that the Tenant may install, connect and operate Tenant's Equipment as may be deemed necessary by the Tenant for its business, subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof. Subject to the terms and conditions of this lease, the Tenant's Equipment shall at all times be considered and intended to be personal property of the Tenant, and not part of the realty, and subject to removal by the Tenant, provided at the time of such removal, that the Tenant is not in default pursuant to the monetary terms and conditions of this lease, and that the Tenant, at its own cost and expense, pays for any damage to the Leased Premises caused by such removal.

                  12.      GLASS

                           The Tenant expressly covenants and agrees to
replace, at Tenant's cost and expense, any broken glass in the windows or other apertures of the Building which may become damaged or destroyed.

                  13.      ASSIGNMENT AND SUBLETTING

                           13.1 The Tenant may not assign this lease or sublet
the Leased Premises, or any part thereof, unless it shall first advise the Landlord in writing, by certified mail, return receipt requested, of Tenant's intention to assign or sublease. In such event, the Landlord shall have thirty
(30) days from receipt of such notice to elect to recapture the Leased Premises and terminate the within lease or to consent to the assignment of the lease or the sublease of the Leased Premises, which consent shall not be withheld if the proposed assignee or subtenant is financially responsible, and assumes in writing the terms and conditions of the within lease on the part of the Tenant to be performed. In connection with any permitted assignment or subletting, the Tenant shall pay to the Landlord one half of any increment in Rent, or other consideration received by Tenant in lieu thereof, per square foot per annum over the annual Base Rent then in effect.

                           13.2 The Landlord's consent shall not be required and
the terms and conditions of Article 13.1 shall not apply as to Landlord's right of first refusal to recapture if the Tenant assigns or subleases the Leased Premises to a parent, subsidiary, affiliate or a company into which Tenant is merged or with which Tenant is consolidated, or to the purchaser of all or substantially all of the assets of Tenant.

                           13.3 In the event of any assignment or subletting
permitted by the Landlord, the Tenant shall remain and be directly and primarily responsible for payment and performance of the within lease obligations, and the Landlord reserves the right, at all times, to require and demand that the Tenant pay and perform the terms and conditions of this lease. No such assignment or subletting shall be made to any Tenant who shall occupy the Leased Premises for any use other than that which is permitted to the Tenant, for any use which would trigger the applicability of ISRA, as hereinafter defined, or for any use which may be deemed by the Landlord to be disreputable or extra hazardous, or which would in any way violate applicable laws, ordinances or rules and regulations of governmental boards and bodies having jurisdiction.

                  14.      FIRE AND CASUALTY

                           14.1 In case of (a) any damage to or destruction of
the Building by fire or other casualty occurring during the term of this lease which is not covered by the insurance required to be carried by Article 9.1, or
(b) in the case of damage to or destruction of the Building which cannot be repaired within one hundred eighty (180) days from the happening of such casualty, or (c) in the event of damage or destruction which makes the Building substantially unusable by Tenant in the conduct of its business, and which occurs during the last year of the lease term, then, in any of such events, the term hereby created shall, at the option of either party, upon written notice to the other by certified mail, return receipt requested, within the earlier to occur of thirty (30) days of such fire or casualty, or fifteen (15) days from the determination that the repair cannot be effected within said one hundred eighty (180) day period, cease and become null and void from the date of such destruction or damage. However, if neither party shall elect to cancel this lease within the period hereinabove provided, the Landlord shall thereupon repair and restore the Building with reasonable speed and dispatch, and the Rent shall not be accrued after said damage or while the repairs and restorations are being made, but shall recommence immediately after said Building is restored and redelivered to Tenant together with a certificate of occupancy. Landlord, in any event, shall promptly advise Tenant in writing as to whether or not the Building can be restored within the one hundred eighty (180) day period from the date of such casualty. Anything in this Article 14 to the contrary notwithstanding, it is expressly understood and agreed that the Landlord shall be obligated to restore the Building only to the extent of the condition of the Building immediately prior to the damage or destruction, using first the proceeds received by Landlord pursuant to the insurance coverage to be provided to Landlord as in Article 9 required. If the insurance proceeds are not sufficient to restore the Building to substantially the same condition which it was in prior to the casualty, then the Landlord shall have a period of ten (10) days within which to determine whether to terminate the term hereby created unless the Landlord and Tenant shall mutually agree to the funding of any such excess construction costs. In the event of cancellation in accordance with this Article, the Landlord and Tenant shall immediately terminate this lease. The Tenant shall only pay Rent to the time of such destruction or damage. The Landlord may re-enter and repossess the Leased Premises thus discharged from this lease and may remove all parties therefrom.

                           14.2 In the event of any other insured casualty,
which shall be repairable within one hundred eighty (180) days from the happening of such damage or casualty, the Landlord shall repair and restore the Building with reasonable speed and dispatch, and the Rent shall abate and be equitably apportioned as the case may be as to any portion of the Building which shall be unfit for occupancy by the Tenant, or which cannot be used by the Tenant so as to conduct its business. The Rent, however, shall accrue and recommence immediately upon restoration of the Building.

                           14.3 Nothing hereinabove contained with respect to
the Tenant's right to abate Rent under proper conditions shall be construed to limit or affect the Landlord's right to payment under any claim for damages covered by the rent insurance policy pursuant to the contract therefor required to be provided pursuant to Article 9 of this lease.

                           14.4 For the purposes of this Article 14, in
determining what constitutes reasonable speed and dispatch, consideration shall be given for delays which would be excuses for non-performance as in Article 27 hereinafter provided (Force Majeure).

                           14.5 In the event of such fire or casualty as above
provided, wherein the Landlord shall rebuild, the Tenant agrees, at its cost and expense, to forthwith remove any and all of Tenant's Equipment and personal property as the same may be required to permit Landlord to expedite rebuilding and/or repair. In any event, the Tenant shall assume at its sole risk the responsibility for damage or security with respect to Tenant's Equipment, inventory and other personal property in the event the Building area where the same may be located has been damaged, until the Building shall be restored and made secure.

                           14.6 Anything in this Article 14 to the contrary
notwithstanding, it is expressly understood and agreed that wherever reconstruction shall be undertaken, in the event of damage or casualty as in this Article 14 provided, the Landlord shall prosecute such reconstruction with reasonable speed and dispatch. In the event, however, such reconstruction or repair shall not be completed within seven (7) months from the date of such damage or casualty, then, in that event, the Tenant shall have the option at the expiration of the seven (7) month period to terminate the lease by notice in writing by Tenant to Landlord by certified mail, return receipt requested. In the event of such termination, neither party shall thereafter have any further liability, one to the other, in accordance with the terms and conditions of the lease.

                  15.      COMPLIANCE WITH LAWS, RULES AND REGULATIONS

                           15.1 (i) The Tenant covenants and agrees that upon
acceptance and occupancy of the Leased Premises, it will, during the lease term, promptly, at Tenant's cost and expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus, applicable to Tenant's activities in the Leased Premises, as the same may require correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Leased Premises, arising from the operations of the Tenant therein.

                           (ii) The Tenant covenants and agrees, at its own cost
and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, in connection with the use and occupancy by the Tenant of the Leased Premises in the conduct of its business.

                           (iii) The Tenant covenants and agrees that it will
not commit any nuisance, nor permit the emission of any sound, noise or odors which would be violative of any applicable governmental rule or regulation. The Tenant further covenants and agrees that it will handle and dispose of all rubbish, garbage and waste in connection with the Tenant's operations in the Leased Premises in accordance with all applicable governmental regulations in order to avoid unreasonable emission of dirt, fumes, odors or debris which may constitute a nuisance or induce pests or vermin.

                           (iv) Nothing required by this lease shall obligate
the Tenant to make any structural repair or alteration to the Building, unless required due to the specific use of the Leased Premises by Tenant in the conduct of its business.

                           15.2 In case the Tenant shall fail or neglect to
comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall neglect or fail to make any necessary repairs, then the Landlord or the Landlord's agents may after twenty (20) days' notice (except for emergency repairs, which may be made immediately) enter said Leased Premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements relating to the Leased Premises but not to the operation of the Tenant's business, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's Rent and be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this lease by reason of any default on the part of the Tenant, subject to the rights of the Tenant as hereinabove mentioned in the manner as in this lease otherwise provided.

                           15.3 Without limiting anything hereinabove contained
in this Article 15, Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.), or any successor statute, hereinafter referred to as "ISRA", and all regulations promulgated thereto (or under the New Jersey Environmental Clean-Up Responsibility Act, the predecessor statute of ISRA, as applicable) prior to the expiration or earlier termination of the within lease and upon the cessation or announcement of the decision to cease operations by Tenant at the Leased Premises, or at any time that any action of the Tenant triggers the applicability of ISRA. In particular, the Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations which have been promulgated pursuant to ISRA. In the event evidence of such compliance is not delivered to the Landlord prior to surrender of the Leased Premises by the Tenant to the Landlord, it is understood and agreed that the Tenant shall be liable to pay to the Landlord an amount equal to one and one-half (1 1/2) times the Base Rent then in effect, prorated on a monthly basis, together with all applicable additional rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant's obligations under this Article 15.3. Evidence of compliance, as used herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection, hereinafter referred to as "NJDEP", or an approved "negative declaration", "no further action letter" or a "remediation work plan" which has been fully implemented and approved by NJDEP. Evidence of compliance shall be delivered to the Landlord, together with copies of all submissions made to, and received from, the NJDEP, including all environmental reports, test results and other supporting documentation. In addition to the above, Tenant hereby agrees that it shall cooperate with Landlord in the event of the termination or expiration of any other lease affecting the Property, or a transfer of any portion of the property indicated on Schedule "A", or any interest therein, which triggers the provisions of ISRA. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEP. In the event that any remediation of the Property is required in connection with the conduct by Tenant of its business at the Leased Premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of said remediation which is attributable to the Tenant's use and occupancy thereof. Tenant hereby represents and warrants that its Standard Industrial Classification No. is 2735, and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are defined under ISRA and the regulations promulgated pursuant thereto, except as shall be required in the ordinary course of Tenant's business, it being understood and agreed that Tenant shall comply with all applicable governmental laws, statutes, rules and regulations related thereto. Tenant hereby agrees that it shall promptly inform Landlord of any change in its SIC number or the nature of the business to be conducted in the Leased Premises. The within covenants shall survive the expiration or earlier termination of the lease term.

                           15.4  Notwithstanding anything hereinabove
contained, it is understood and agreed that Tenant shall only be responsible for those releases of hazardous substances which are caused by Tenant, or Tenant's agents, servants, employees, contractors or invitees. Under no circumstances will Tenant's liability pursuant to ISRA or any other environmental law apply to any discharge or release related to any entity other than Tenant (or Tenant's agents, servants, employees, contractors or invitees) or to any portion of Landlord's property other than the Leased Premises, unless Tenant's discharge on the Leased Premises has migrated from the Leased Premises to other property owned by Landlord. Landlord hereby agrees that it shall indemnify, defend and save harmless the Tenant from and against any and all claims or liabilities incurred in connection with the environmental condition of the Property which exists as of the Commencement Date of this lease or which is thereafter caused by Landlord.

                           15.5  Landlord hereby covenants and agrees that it
shall cooperate with Tenant in the event that any actions of Tenant shall cause ISRA to apply to the Leased Premises. In such case, Landlord agrees that it shall fully cooperate with Tenant in connection with any such compliance effort, including but not limited to, the provision of any information or documentation which may be requested by NJDEP or any signatures that shall be submitted to NJDEP. Landlord shall promptly furnish to Tenant: (a) True and complete copies of all documents, submissions and correspondence provided to any environmental agency, including but not limited to NJDEP; (b) True and complete copies of any correspondence received by Landlord from any environmental agency concerning the Leased Premises; (c) True and complete copies of all sampling and test results obtained from samples and test taken in and around the Leased Premises.

                  16.      INSPECTION BY LANDLORD

                           The Tenant agrees that the said Landlord's agents,
and other representatives, shall have the right, during normal business hours, upon reasonable prior oral notice to the Tenant, and in the company of a representative of Tenant, to enter into and upon the Leased Premises, or any part thereof, at all reasonable hours for the purpose of examining the same, or for exhibiting the same to prospective tenants and purchasers in the presence of a representative of Tenant (except in the event of emergency) or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, without unduly or unreasonably disturbing the operations of the Tenant (except in the event of emergency). In connection with any such inspection, Landlord may be excluded from any area where confidential material is being prepared or stored, except in the event of emergency.

                  17.      DEFAULT BY TENANT

                           17.1 Each of the following shall be deemed a default
by Tenant and breach of this lease:

                                    (1) (i) filing of a petition by the Tenant
for adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute;

                                    (ii) dissolution or liquidation of the
Tenant;

                                    (iii) appointment of a permanent receiver or
a permanent trustee of all or substantially all the property of the Tenant which receiver or trustee is not removed within sixty (60) days of his or her appointment;

                                    (iv) taking possession of the property of
the Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the Tenant, unless such action is vacated or stayed within sixty (60) days following such taking of possession;

                                    (v) making by the Tenant of an assignment
for the benefit of creditors; or

                                    (vi) abandonment, desertion or vacation of
the Leased Premises by Tenant.

                           If any event mentioned in this subdivision (1) shall
occur, Landlord may thereupon or at any time thereafter elect to cancel this lease by twenty (20) days' notice to the Tenant, and this lease shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the term of the lease.

                                    (2) (i) Default in the payment of the Base
Rent or additional rent herein reserved or any part thereof for a period of seven (7) days after the same is due and payable as in this lease required.

                                    (ii) A default in the performance of any
other covenant or condition of this lease on the part of the Tenant to be performed for a period of thirty (30) days after notice. For purposes of this subdivision (2) (ii) hereof, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, subject, however, to unavoidable delays.

                           17.2 In case of any such default under Article
17.1(2) and at any time thereafter following the expiration of the respective grace periods above mentioned, or in the event that Tenant is consistently late in the punctual payment of Base Rent and/or additional rent required to be paid under this lease as shall be evidenced by late payments made during any period of four

(4) months during any twelve (12) month period measured from the date of the first late payment, Landlord may serve a notice upon the Tenant electing to terminate this lease upon a specified date not less than seven (7) days after the date of serving such notice and this lease shall then expire on the date so specified as if that date has been originally fixed as the expiration date of the term herein granted; however, a default under Article 17.1(2) hereof shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on Tenant.

                           17.3     In case this lease shall be terminated as
hereinbefore provided, or by summary proceedings or otherwise, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Leased Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law without being liable for any damages, provided any entry pursuant to the foregoing shall be in accordance with law. No re-entry by Landlord shall be deemed an acceptance of a surrender of this lease.

                           17.4 In case this lease shall be terminated as
hereinafter provided, or by summary proceedings or otherwise, Landlord may, in its own name and in its own behalf, relet the whole or any portion of the Leased Premises, for any period equal to or greater or less than the remainder of the then current term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease Landlord may make such changes in the character of the improvements on the Leased Premises as Landlord may determine to be appropriate or helpful in effecting such lease, and Landlord may grant concessions or free rent. Landlord agrees that it will take reasonable steps to mitigate Tenant's damages. It is specifically understood and agreed that Landlord, by listing the Leased Premises for lease with a recognized real estate broker doing business in the Morris County, New Jersey area, shall be conclusively deemed to have utilized reasonable efforts to mitigate Tenant's damages. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Leased Premises in excess of the rent reserved in this Lease.

                           17.5 (1) In case this lease be terminated by summary
proceedings, or otherwise, as provided in this Article 17, and whether or not the Leased Premises be relet, Landlord shall be entitled to recover from the Tenant, the following:

                                    (i) A sum equal to all expenses, if any,
including reasonable counsel fees, incurred by Landlord in recovering possession of the Leased Premises, and all reasonable costs and charges for the care of said Leased Premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses shall have been incurred by Landlord; and

                                    (ii) A sum equal to all damages set forth in
this Article 17 and in Article 18 hereinafter referred to.

                                    (2) Without any previous notice or demand,
separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord under this Article 17 and subsections hereof without waiting until the end of the then current term.

                                    (3) All sums which Tenant has agreed to pay
by way of taxes, sewer charges, water rents or water meter charges, insurance premiums and other similar items becoming due from time to time under the terms of this lease, shall be deemed additional rent reserved in this lease within the meaning of this Article 17 and subsections hereof. Notwithstanding anything in this lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6)of the Bankruptcy Code, 11 U.S.C. Section 502(b)(6), or any successor statute.

                  18.      LIABILITY OF TENANT FOR DEFICIENCY

                           In the event that the relation of the Landlord and
Tenant may cease or terminate by reason of the default by the Tenant and the re-entry of the Landlord as permitted by the terms and conditions contained in this lease or by the ejectment of the Tenant by summary proceedings or other judicial proceedings, or after the abandonment of the Leased Premises by the Tenant, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the Rent which shall accrue subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the Rent reserved and the Rent collected and received, if any, by the Landlord, during the remainder of the unexpired term, as the amount of such difference or deficiency shall from time to time be ascertained. Anything herein contained to the contrary notwithstanding, the Rent referred to shall include the stated reserved Base Rent together with all additional rent and charges required to be paid by the Tenant under the lease including but not limited to taxes and insurance costs, and the costs of re-renting.

                  19.      NOTICES

                           All notices required or permitted to be given to the
Landlord shall be given by certified mail, return receipt requested, or by recognized overnight delivery service, providing for a receipt at the address hereinbefore set forth on the first page of this lease, and/or such other place as the Landlord may designate in writing.

                           All notices required or permitted to be given to the
Tenant shall be given by certified mail, return receipt requested, or by recognized overnight delivery service, providing for a receipt at the address hereinbefore set forth on the first page of this lease, and/or such other place as the Tenant shall designate in writing.

                           Every notice, demand, request or other communication
hereunder shall be deemed to have been given or served upon receipt or refusal of delivery.

                  20.      NON-WAIVER

                           The failure of the Landlord or Tenant to insist upon
strict performance of any of the covenants or conditions of this lease, or to exercise any option of the Landlord or Tenant herein conferred in any one or more instances (except for Tenant's option to renew, which must be exercised strictly in accordance with its terms), shall not be construed as a waiver by such party of any of its rights or remedies in this lease, and shall not be construed as a waiver, relinquishment or failure of any such covenants, conditions, or options, but the same shall be and remain in full force and effect.

                  21.      RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

                           21.1 The Tenant may make alterations, additions or
improvements to the Building and, if any such work involves an estimated cost of more than TWENTY THOUSAND AND 00/100 ($20,000.00) DOLLARS, then such alterations, additions or improvements may be made only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed, provided such alterations, additions or improvements do not require structural changes in the Building, or do not lessen the value of the Leased Premises or the Building. Any consent which Landlord gives shall be conditioned upon Tenant furnishing to Landlord, detailed plans and specifications with respect to any such changes, to be approved by Landlord in writing. As a condition of such consent, Landlord reserves the right to require Tenant to remove, at Tenant's sole cost and expense, any such alterations or additions prior to the expiration of the lease term. In the event Landlord's consent is not required for any such work, Tenant shall nonetheless send copies of all plans and specifications for such work to Landlord, for Landlord's records. If Landlord does not require such removal, any such alterations or additions shall be deemed to be part of the realty upon installation, provided that Tenant, at its option, shall have the right to remove the same, so long as Tenant shall be responsible to repair any damage to the Leased Premises or the Building occasioned by such removal, and such removal is made prior to the expiration of the lease term. All such alterations, additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the Leased Premises. Tenant shall hold and save Landlord harmless and indemnify Landlord against any claim for damage or injury in connection with any of the foregoing work which Tenant may make as hereinabove provided.

                           21.2 Nothing herein contained shall be construed as
a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Construction Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

                           21.3 It is expressly understood and agreed that in
the event alterations or improvements required by Tenant are performed by Landlord's designated contractor, Tenant shall make payments to said contractor strictly in accordance with the agreement entered into between said parties. Default in payment by Tenant under said construction contract shall be deemed to be a default under this lease for which Landlord shall have the right of termination as hereinbefore set forth in Article 17.

                  22.      LIMITED LIABILITY OF LANDLORD

                           22.1 It is expressly understood and agreed by and
between the parties to this agreement that the Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or casualty.

                           22.2 It is expressly understood and agreed that in
any event, the Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, except for damage or injury arising from Landlord's negligence.

                  23.      WARRANTY OF TITLE

                           Landlord represents that it has title to the lands
and Leased Premises which are the subject of this lease and that it has the full right, capacity and authority to enter into the within lease agreement. The Leased Premises are subject to the title exceptions which are annexed hereto and made a part hereof as Schedule "C".

                  24.      RESERVATION OF EASEMENT

                           The Landlord reserves the right, easement and
privilege to enter, upon thirty (30) days' prior notice, on the Leased Premises in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith as may be required by the Landlord. It is understood and agreed that if such work as may be required by Landlord requires an installation which may displace any paving, lawn, seeded area or shrubs, the Landlord, shall, at its own cost and expense, restore said paving, lawn, seeded area or shrubs. The Landlord covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business, and the Landlord shall indemnify and save the Tenant harmless in connection with such installations.

                  25.      AIR, GROUND AND WATER POLLUTION

                           The Tenant expressly covenants and agrees to
indemnify, defend, and save the Landlord harmless against any claim, damage, liability, costs, penalties, or fines which the Landlord may suffer as a result of air, ground or water pollution caused by the Tenant in its use of the Leased Premises. Tenant shall have no liability or obligation whatsoever for any air, ground or water pollution caused by or attributable to any other entity or person (unless under the direction and control of Tenant) including, but not limited, to Landlord and any other tenant of the

Property, past, present or future. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim the Tenant is causing water, ground or air pollution; and the Tenant, in any event, will take immediate steps to halt, remedy or cure any pollution of air, ground or water caused by the Tenant by its use of the Leased Premises. This covenant shall survive the expiration or earlier termination of this lease.

                  26.      STATEMENT OF ACCEPTANCE

                           During the term of this lease, the Tenant agrees
that it will furnish to the Landlord a statement that the lease is in full force and effect in accordance with its terms, so as to provide for Landlord's benefit, an estoppel certificate as the same may be required from time to time for legitimate business purposes of Landlord. Said statement shall set forth the Date of Commencement and the Date of Expiration of the lease term.

                  27.      FORCE MAJEURE

                           Except for the obligation of the Tenant to pay Rent
and other charges as in this lease provided, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor or access to such party's existing capital, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

                  28.      STATEMENTS BY LANDLORD AND TENANT

                           Landlord and Tenant agree at any time and from time
to time upon not less than fifteen (15) days' prior notice from the other to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that it is not in default (or if claimed to be in default, stating the amount and nature of the default) and specifying the dates to which the Base Rent and other charges have been paid in advance, if any; it being intended that any such statement delivered pursuant to this paragraph may be relied upon as to the facts contained therein.

                  29.      CONDEMNATION

                           29.1 Upon receipt by either Landlord or Tenant of
notice of the institution of any proceedings for the taking of any part of the Leased Premises by the exercise of any power of condemnation or eminent domain, or for any street widening or change of grade, the party receiving such notice shall promptly notify the other party of the institution of such proceedings. Each party shall be entitled to be represented by its own counsel in connection with any such proceeding. If due to condemnation or taking or seizure by any authority having the right of eminent domain, (i)any portion of the Building is taken, or (ii) in the event that any portion of the parking or loading area serving Leased Premises are taken which materially affects the ability of Tenant to conduct its business, and provided that Landlord is not able to replace such parking or loading areas elsewhere on the Property, or (iii) if access to the Leased Premises be materially limited or denied, which taking in the manner hereinabove referred to and in excess of the foregoing percentage amounts shall unreasonably or unduly interfere with the use of the Building, ground area, parking area, materially limit, or deny access to the Leased Premises, then and in any of such events as hereinabove provided, the lease term created shall, at the option of the Tenant, terminate, cease and become null and void from the date when the authority exercising the power of eminent domain takes or interferes with the use of the Leased Premises, Tenant's use of the ground area, parking area, or area of access to the Leased Premises. The Tenant shall only be responsible for the payment of

Rent until the time of surrender. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. Without diminishing Landlord's award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, for costs and damages due to relocating, moving and other similar costs and charges directly incurred by the Tenant and resulting from such condemnation.

                           29.2 In the event of any partial taking which would
not be cause for termination of the within lease or in the event of any partial taking in excess of the percentages provided in Article 29.1, and in which event the Tenant shall elect to retain the balance of the Leased Premises remaining after such taking, then and in either event, the Rent shall abate in an amount mutually to be agreed upon between the Landlord and Tenant based on the relationship that the character of the property taken bears to the property which shall remain after such condemnation. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. However, the Landlord shall, to the extent permitted by applicable law and as the same may be practicable on the site of the Leased Premises, at the Landlord's sole cost and expense, promptly make such repairs and alterations in order to restore the Building and/or improvements to the extent of the condemnation award.

                  30.      QUIET ENJOYMENT

                           The Landlord further covenants that the Tenant, on
paying the rental and performing the covenants and conditions contained in this lease, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term aforesaid, without molestation or disturbance by or from Landlord or any person claiming through Landlord, and free of any encumbrance created or suffered by Landlord, except those to which this lease is made subject and subordinate as herein provided and except for easements which may need to be created in favor of utility companies or governmental entities.

                  31.      SURRENDER OF LEASED PREMISES

                           On the last day, or earlier permitted termination
of the lease term, Tenant shall quit and surrender the Leased Premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Leased Premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or on the Leased Premises made by Tenant as permitted under the lease. The Landlord reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant and not permitted or consented to by the Landlord pursuant to the terms and conditions of the lease, which covenant shall survive the surrender and the delivery of the Leased Premises as provided hereunder. Prior to the expiration of the lease term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the Leased Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to the Tenant, which obligation shall survive the lease termination and surrender hereinabove provided. If the Leased Premises not be surrendered at the end of the lease term, Tenant shall be responsible to pay Landlord, monthly, an amount equal to one and one-half (1 1/2) times the monthly installment of Base Rent payable by Tenant prior to the expiration or earlier termination of this lease for each month or part thereof that Tenant holds over in the Leased Premises.

                  32.      INDEMNITY

                           Anything in this lease to the contrary
notwithstanding, and without limiting the Tenant's obligation to provide insurance pursuant to Article 9 hereunder, the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this lease:

                           (i) Any matter, cause or thing arising out of use,
occupancy, control or management of the Leased Premises and any part thereof;


                           (ii) Any negligence on the part of the Tenant or any
of its agents, contractors, servants, employees, licensees or invitees;

                           (iii) Any accident, injury, damage to any person or
property occurring in, or about the Leased Premises;

                           (iv) Any failure on the part of Tenant to perform or
comply with any of the covenants, agreements, terms or conditions contained in this lease on its part to be performed or complied with.

                  Landlord shall promptly notify Tenant of any such claim asserted against Landlord and shall promptly send to Tenant copies of all papers or legal process served upon Landlord in connection with any action or proceeding brought against Landlord by reason of any such claim. Tenant will, at Tenant's expense, resist and defend such action or proceeding by counsel to be approved by Landlord, in writing, which approval shall not be unreasonably withheld or delayed.

                  33.      SHORT FORM LEASE

                           It is understood between the parties hereto that
this lease will not be recorded, but that a short form lease, describing the property leased hereby, giving the term of this lease, and making particular mention of any special clauses as herein contained, may be recorded by Landlord in accordance with the laws governing and regulating the recording of such documents in the State of New Jersey.

                  34.      LEASE CONSTRUCTION

                           This lease shall be construed pursuant to the laws
of the State of New Jersey.

                  35.      BIND AND INURE CLAUSE

                           The terms, covenants and conditions of the within
lease shall be binding upon and inure to the benefit of each of the parties hereto, their respective executors, administrators, heirs, successors and assigns, as the case may be.

                  36.      DEFINITIONS

                           The neuter gender, when used herein and in the
acknowledgment hereafter set forth, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

                  37.      NET RENT

                           It is the purpose and intent of the Landlord and
Tenant that the Rent shall be absolutely net to Landlord, so that this lease shall yield, net, to Landlord, the Rent specified in Article 3 hereof in each month during the term of the lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Premises which may arise or become due during or out of the term of this lease, shall be paid by the Tenant, except for such obligations and charges as have otherwise expressly been assumed by the Landlord in accordance with the terms and conditions of the lease. Nothing herein shall require the Tenant to undertake obligations in connection with the sale or mortgaging of the Leased Premises, unless otherwise expressly provided in accordance with the terms and conditions of this lease.

                  38.      DEFINITION OF TERM OF "LANDLORD"

                           When the term "Landlord" is used in this lease it
shall be construed to mean and include only the owner of the fee title of the Leased Premises. Upon the transfer by the Landlord of the fee title hereunder, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested of the name of the Landlord's transferee. In such event, the then Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of the Landlord herein contained to be performed, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption by the grantee or transferee of the obligations of the Landlord to be performed pursuant to the terms and conditions of the within lease.

                  39.      COVENANTS OF FURTHER ASSURANCES

                           If, in connection with obtaining financing for the
improvements on the Leased Premises, an institutional mortgage lender shall request reasonable modifications in this lease as a condition to such financing, Landlord and Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in each party's reasonable judgment increase its obligations hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Leased Premises.

                  40.      LANDLORD'S REMEDIES

                           40.1 The rights and remedies given to the Landlord in
this lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others.

                           40.2 In addition to any other legal remedies for
violation or breach by or on the part of the Tenant or by any undertenant or by anyone holding or claiming under the Tenant or any one of them, of the restrictions, agreements or covenants of this lease on the part of the Tenant to be performed or fulfilled, such violation or breach shall be restrainable by injunction at the suit of the Landlord.

                           40.3 Except as otherwise provided by law, no receipt
of money by the Landlord from any receiver, trustee or custodian, debtor in possession, or any permitted subtenant, shall reinstate, continue or extend the term of this lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee or custodian, debtor in possession, or any permitted subtenant, or operate as a waiver or estoppel of the right of the Landlord to recover possession of the Leased Premises for any of the causes therein enumerated by any lawful remedy; and the failure of the

Landlord to enforce any covenant or condition by reason of its breach by the Tenant shall not be deemed to void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

                           40.4  Landlord and Tenant agree that the prevailing
party in any action to enforce the terms and conditions of this lease on the part of the other party to be performed shall be entitled to reimbursement of such party's reasonable attorney's fees, costs and expenses incurred by such party in connection with its law suit. Tenant further agrees to reimburse Landlord for Landlord's attorney's fees incurred in connection with the review by Landlord of the second and any subsequent Landlord's waiver, assignment or sublet agreement or any other documentation reviewed by Landlord at Tenant's request, during each lease year.

                  41.      COVENANT AGAINST LIENS

                           Tenant agrees that it shall not knowingly encumber,
or suffer or permit to be encumbered, the Leased Premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this lease in any way whatsoever. The violation of this Article shall be considered a breach of this lease.

                  42.      BROKERAGE

                           The parties mutually represent to each other that
HELMSLEY SPEAR, INC. and GRUBB & ELLIS are the sole brokers who negotiated and consummated the within transaction, and that neither party dealt with any other broker in connection with the within lease, it being understood and agreed that the Landlord shall be responsible, at its sole cost and expense, to pay the real estate brokerage in connection with this lease transaction. Landlord agrees to indemnify, defend and save harmless Tenant in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Landlord. Tenant agrees to indemnify, defend and save harmless Landlord in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Tenant.

                  43.      SUBORDINATION OF LEASE

                           This lease shall be subject and subordinate at all
times to the lien of any bona fide institutional mortgages, ground leases or other encumbrances now or hereafter placed on the Leased Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of the lease to the lien of any such mortgages or ground leases or other encumbrances as shall be desired by a mortgagee or proposed mortgagee or by any person. Landlord shall obtain, for the benefit of Tenant, from Landlord's current mortgagee a subordination, non-disturbance and attornment in substantially in the form which is annexed hereto and made a part hereof as Schedule "D". Landlord shall obtain a subordination, non-disturbance and attornment agreement from all future institutional mortgagees of the Leased Premises, provided that any such agreement shall be written on the mortgagee's customary form.

                  44.      LIMIT OF LANDLORD'S LIABILITY

                           In case the Landlord shall be a joint venture,
partnership, tenancy in common, trust, association or other form of joint ownership, the individual members thereof shall have absolutely no personal liability or obligation with respect to any provision of this lease, or any obligation or liability arising therefrom or in connection therewith, except to the extent of any individual member's equity ownership of the land, Building and improvements located on the Property, which covenant hereinabove referred to, shall be deemed effective as of the date Landlord completes and delivers the Leased Premises in accordance with the terms and conditions of the lease.

                  45.      LOSS OF OPTION RIGHTS

                           Anything in this lease to the contrary
notwithstanding, it is expressly understood and agreed that the Option to Renew as provided in Article 48 shall be deemed null and void and of no further force and effect upon notice by Landlord to Tenant in the event (i) Landlord is obligated to institute litigation to enforce payment and performance as required under this lease, and providing Landlord is successful and prevails in such action; or (ii) Tenant is consistently late in the punctual payment of annual Base Rent and/or additional rent required to be paid under this lease as shall be evidenced by late payments made during any period of four (4) months during any twelve (12) month period measured from the date of the first late payment.

                  46.      SECURITY

                           Upon execution of this lease, the Tenant shall
deposit with the Landlord the sum of SEVENTY EIGHT THOUSAND FOUR HUNDRED AND 00/100 ($78,400.00) DOLLARS as security for the full and faithful performance of this lease upon the part of the Tenant to be performed. Said security deposit may be in the form of (a) cash or (b) an irrevocable, unconditional letter of credit issued by a recognized banking institution located within the State of New Jersey or the City of New York. Any such letter of credit shall be payable upon sight draft, together with a certification of Landlord that Tenant is in default uncured pursuant to the terms and conditions of the lease. The Tenant shall be obligated to renew and furnish to Landlord evidence of the renewal of the letter of credit at least thirty (30) days prior to the effective expiration thereof. If such renewal is not furnished by Tenant to Landlord within thirty
(30) days of the expiration date of the letter of credit, Landlord shall have the unrestricted right to cash the letter of credit and to retain the proceeds as security hereunder in accordance with the terms and conditions as herein provided. Upon termination of this lease, and providing the Tenant is not in default hereunder and has performed all of the conditions of this lease, the Landlord shall return the said sum of SEVENTY EIGHT THOUSAND FOUR HUNDRED AND 00/100 ($78,400.00) DOLLARS to the Tenant. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the said security deposit shall not bear interest. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this lease. It is expressly understood and agreed that the Landlord shall have the right to co-mingle the security funds with its general funds and said security shall not be required to be segregated. Landlord hereby agrees that it shall place any such cash security deposit in an segregated account in the event that Landlord shall convey title to the Property or in the event that Landlord desires to mortgage or pledge the Property as additional collateral for any loan except for a bona fide first mortgage as is contemplated by Article 43 hereof.

                  47.      SURVIVAL OF OBLIGATION

                           It is expressly understood and agreed that in the
event there are any obligations of Tenant with respect to payment or performance as required under the terms and conditions of this lease that shall have not been performed prior to the expiration or termination of the lease in accordance with its terms, such obligation, including the obligation to make Rent adjustments and other lease adjustments, shall survive the expiration or termination of the lease term and surrender of the Leased Premises by the Tenant to the Landlord.

                  48.      OPTION TO RENEW

                           Provided the Tenant is not in default pursuant to
the terms and conditions of this lease, the Tenant is hereby given the right and privilege to renew the within lease, for one (1) five (5) year period, to commence at the end of the initial term of this lease, which renewal shall be upon the same terms and conditions as in this lease contained, except as follows:

                           (1) Tenant shall pay during the five) year renewal
term annual Base Rent based upon the fair market value per square foot applicable to the Leased Premises. The fair market value shall be determined as follows: After Tenant has given written notice to the Landlord, as hereinafter provided, of its exercise of the within option, the Landlord shall deliver to Tenant a written notice stating the Base Rent to be paid for the Leased Premises during the five (5) year renewal term. In the event that the Tenant objects to the Base Rent quoted by Landlord, the issue of fair market value shall be open to negotiation between Landlord and Tenant. In the event the parties cannot agree within thirty (30) days after Landlord's notice of the then fair market Base Rental value, the parties shall agree on the appointment of a real estate appraiser (the "Appraiser") having the M.A.I. designation, the cost of which shall be shared equally by Landlord and Tenant, which Appraiser shall be knowledgeable in the Morris County, New Jersey market rental area, who shall make a fair market rental determination. If the parties cannot agree within thirty (30) days subsequent to the appointment of the Appraiser, then the matter shall be submitted to binding arbitration pursuant to the rules for commercial arbitration of the American Arbitration Association, at the equal administrative cost of Landlord and Tenant. It is expressly understood and agreed that in any event the renewal Base Rent for the five (5) year renewal term shall not be less than the annual Base Rent of FIVE HUNDRED SEVENTEEN THOUSAND FOUR HUNDRED FORTY AND 00/100 ($517,440.00) DOLLARS, in the event fair market rent shall be determined to be less than said sum as such determination shall be made in the manner hereinabove provided.

                           (2)  The right, option, and privilege of the Tenant
to renew this lease as hereinabove set forth is expressly conditioned upon the Tenant delivering to the Landlord, in writing, by certified mail, return receipt requested, twelve (12) months' prior notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than twelve (12) months' prior to the date fixed for termination of the original term of this lease.

                           (3)  The obligation to pay the Base Rent as
hereinabove provided shall be in addition to the obligation to pay all additional rent and other charges required by the terms and conditions of this lease.

                  49.      EXECUTION AND DELIVERY

                           The submission of the within lease by Landlord to
Tenant for review and approval shall not be deemed an option to lease, an offer to lease, or a reservation of the Leased Premises in favor of Tenant, it being intended that no rights or obligations shall be created by Landlord or Tenant until the execution and delivery of the within lease by Landlord and Tenant, one to the other.

                  50.      NOTIFICATION OF LANDLORD'S INTENT TO SELL

                           In the event Landlord determines to offer the Leased
Premises for sale, Landlord agrees that it shall give notice of such intention to the Tenant, so as to afford the Tenant an opportunity to enter into negotiations with Landlord for the purchase of the Leased Premises. This Article shall not prohibit Landlord from otherwise marketing the Leased Premises for sale, or from negotiating with any third party for the sale of the Leased Premises.

                  IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS:



                                                                          (L.S.)
----------------------------                  ----------------------------------
                                              MAURICE M. WEILL, TRUSTEE UNDER
                                              INDENTURE DATED DECEMBER 6, 1984

ATTEST:                                       PHOENIX COLOR CORP.



                                              By:
----------------------------                     -------------------------------

STATE OF NEW JERSEY                 )
                                    ) SS.:
COUNTY OF                           )

                  BE IT REMEMBERED, that on this     day of             ,
1998, before me, the subscriber,
personally appeared MAURICE M. WEILL, TRUSTEE UNDER INDENTURE DATED DECEMBER 6, 1984, who, I am satisfied, is the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.




                                              ---------------------------------




STATE OF                            )
                                    ) SS.:
COUNTY OF                           )

                  BE IT REMEMBERED, that on this     day of             ,
1998, before me, the subscriber,                             ,
personally appeared                            , who, I am
satisfied, is the person who signed the within Instrument as
                   , of PHOENIX COLOR CORP., a Delaware corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed and sealed with the corporate seal and delivered by him as such officer, and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.




                                              ---------------------------------

                         L E A S E    A G R E E M E N T


                                 BY AND BETWEEN




                         MAURICE M. WEILL, TRUSTEE UNDER
                        INDENTURE DATED DECEMBER 6, 1984,

                                   "Landlord"



                                      -and-



                              PHOENIX COLOR CORP.,
                             a Delaware corporation,

                                    "Tenant"

                            -------------------------

                             DATED:           , 1998

                            -------------------------

                                   LAW OFFICES


                         EPSTEIN, EPSTEIN, BROWN & BOSEK
                           A Professional Corporation
                             245 Green Village Road
                                  P.O. Box 901
                         Chatham Township, NJ 07928-0901
                                 (973) 593-4900
                               Fax (973) 593-4966